Exhibit 32.1

Section 1350 Certifications

CERTIFICATE OF CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, William Marshall, Principal Executive Officer and Principal Financial Officer and Director of Cascade Energy Inc., certify that the Quarterly Report on Form 10-QSB (the "Report") for the period ended November 30, 2006, filed with the Securities and Exchange Commission on the date hereof:

(i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange
Act of 1934, as amended, and

(ii)	the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of Cascade Energy Inc.
By:	/s/ William Marshall CEO and a member of the Board of Directors

A signed original of this written statement required by Section 906 has been provided to Cascade Energy Inc., and will be retained by Cascade Energy Inc., and furnished to the Securities and Exchange Commission or its staff upon request.